Exhibit 99.1

NEWS

For Release     Immediate

Contacts (News Media) Tony Zehnder, Corporate Communications 312.396.7086 (Investors) Scott Galovic, Investor Relations 317.817.3228


         Conseco reports first quarter 2009 net income of $24.5 million
                      vs. net loss in year-earlier quarter;
           Operating earnings per share up 55% over first quarter 2008

Carmel, Ind. May 11, 2009 - Conseco, Inc. (NYSE: CNO) today reported results for first quarter 2009. "We are pleased to report operating earnings of 17 cents per share," CEO Jim Prieur said. "Conseco showed continued improvement and profitability in all three insurance businesses for the first quarter, which is a seasonally low quarter for our earnings. Core sales increased by 4% overall. We set records in the quarter for new agent contracts in our wholly owned distribution channels, and new agency appointments rose 73% in our independent channel, all key to future sales growth."

First Quarter 2009 Results
     o Total New Annualized Premium ("NAP") excluding Private-Fee-For-Service ("PFFS") (1): $87.5 million, up 4% from 1Q08
     o    PFFS NAP (which we sell through a marketing agreement with Coventry):
          $34.1 million, down 53 percent from 1Q08, reflecting new CMS marketing restrictions and a more conservative sales recognition policy
     o $72.3 million of income before net realized investment losses, discontinued operations resulting from the transfer of Senior Health Insurance Company of Pennsylvania (the "Transfer") to an independent trust, corporate interest and taxes ("EBIT") (2), up 46%, compared to $49.4 million in 1Q08
     o Net operating income (3) of $31.4 million, up 56%, compared to $20.1 million in 1Q08
     o Net operating income per diluted share: 17 cents, up 55%, compared to 11 cents in 1Q08
     o Net income of $24.5 million, compared to a net loss of $7.2 million in 1Q08 (including $6.9 million of net realized investment losses in 1Q09 vs. $27.3 million of net realized investment losses and income related to discontinued operations in 1Q08)
     o Net income per diluted share of 13 cents, compared to a net loss per diluted share of 4 cents in 1Q08 (including 4 cents of net realized investment losses in 1Q09 vs. 15 cents of net realized investment losses and income related to discontinued operations in 1Q08)

Financial Strength at March 31, 2009
     o Book value per common share, excluding accumulated other comprehensive income (loss) (4), was $18.57, up 1%, compared to $18.41 at December 31, 2008
     o Debt-to-total capital ratio, excluding accumulated other comprehensive income (loss) (4), was 27.6%, compared to 27.8% at December 31, 2008

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
                                                                    Conseco (2)
                                                                   May 11, 2009

Operating Results
Results by segment for the quarter were as follows ($ in millions, except per share data):

                                                                                              Three Months Ended
                                                                                                   March 31,
                                                                                           ------------------------
                                                                                           2009                2008
                                                                                           ----                ----
EBIT (2):
  Bankers Life....................................................................       $ 44.7                $ 29.1
  Colonial Penn...................................................................          5.1                   3.7
  Conseco Insurance Group.........................................................         31.2                  23.3
  Corporate Operations, excluding corporate interest expense......................         (8.7)                 (6.7)
                                                                                         ------                ------

     EBIT.........................................................................         72.3                  49.4

Corporate interest expense........................................................        (13.7)                (18.5)
Expenses related to debt modification.............................................         (9.5)                  -
                                                                                         ------                ------

   Income before net realized investment losses, taxes and
         discontinued operations..................................................         49.1                  30.9

Tax expense on period income......................................................         17.7                  10.8
                                                                                         ------                ------

Net operating income..............................................................         31.4                  20.1

Net realized investment losses (net of related amortization and taxes)............         (6.9)(5)(6)          (27.8)
                                                                                         ------                ------


    Net income (loss) before discontinued operations..............................         24.5                  (7.7)

Discontinued operations...........................................................          -                      .5
                                                                                         ------                ------

    Net income (loss).............................................................       $ 24.5                $ (7.2)
                                                                                         ======                ======

Per diluted share:

   Net income before net realized investment losses and discontinued operations...       $  .17                $  .11

   Net realized investment losses, net of related amortization and taxes..........         (.04)                 (.15)

   Discontinued operations........................................................          -                     -
                                                                                         ------                ------

   Net income (loss)..............................................................       $  .13                $ (.04)
                                                                                         ======                ======

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
                                                                    Conseco (3)
                                                                   May 11, 2009

Segment Results In our Bankers Life segment, pre-tax operating earnings were $44.7 million in the first quarter of 2009, up 54%, compared to $29.1 million in the first quarter of 2008. Results for the first quarter of 2009 were primarily affected by:
o an increase in earnings of approximately $11 million from the long-term care block resulting from the release of liabilities for insurance products on lapsed policies and policy owner elected benefit reductions following recent rate increase actions, partially offset by an increase in incurred claims;
o an increase in earnings of approximately $5 million from equity-indexed annuity products primarily resulting from the change in the value of the embedded derivative related to future indexed benefits reported at estimated fair value;
o an increase in earnings of approximately $5 million from fixed annuity products resulting from lower surrenders of these policies; and
o a decrease in earnings of approximately $6 million from Medicare supplement products resulting from higher benefits ratios partially offset by lower amortization of insurance intangibles due to lower policy lapses.

In our Colonial Penn segment, the pre-tax operating earnings were $5.1 million in the first quarter of 2009, up 38%, compared to $3.7 million in the first quarter of 2008. Results for the first quarter of 2009 were primarily affected by favorable mortality on Colonial Penn's life block.

In our Conseco Insurance Group segment, pre-tax operating earnings were $31.2 million in the first quarter of 2009, up 34%, compared to $23.3 million in the first quarter of 2008. Significant factors affecting the segment's earnings in these periods included:
o an increase in earnings of approximately $8 million in the first quarter of 2009 when compared to 2008 due to an unlocking adjustment made in the first quarter of 2008;
o an increase in earnings of approximately $5.5 million in the first quarter of 2009 from specified disease and Medicare supplement policies primarily resulting from favorable development of year-end claim reserves; and
o a decrease in earnings of approximately $3 million in the first quarter of 2009 due to increased surrenders of certain equity-indexed products with market value adjustment features (which have the effect of reducing related surrender charges).

The Corporate Operations segment includes our investment advisory subsidiary and corporate expenses. As previously reported, we completed an amendment to our Second Amended Credit Facility on March 30, 2009. We incurred fees and expenses of $9.5 million in conjunction with the amendment; these expenses were recognized in the first quarter of 2009.

Investments
During the first quarter of 2009, we elected to adopt two new Staff Positions issued by the Financial Accounting Standards Board in April 2009: (i) FSP FAS 115-2 and FAS 124-2, "Recognition and Presentation of Other-Than-Temporary Impairments;" and (ii) FSP FAS 157-4 "Determining Fair Value when Volume and Level of Activity for the Asset or Liability have Significantly Decreased and Identifying Transactions That Are Not Orderly." The first of the two adopted Staff Positions had an effect on the other-than-temporary investment losses we recognized in the first quarter of 2009, because the guidance required the allocation of such losses between earnings and accumulated other comprehensive income (loss).

Conseco recognized total other-than-temporary impairment losses of $108.1 million in the first quarter of 2009, of which $92.0 million was recorded in earnings and $16.1 million was recorded in accumulated other comprehensive loss in accordance with the new accounting pronouncement.

Net realized investment losses in the first quarter of 2009 of $6.9 million (net of related amortization and taxes and the establishment of a valuation allowance for deferred tax assets related to such losses) included: (i) $85.1 million of net gains from the sales of investments; net of (ii) $92.0 million of other-than-temporary impairment losses recognized in earnings (including losses from sales of investments after the end of the quarter). Such net realized investment losses include a deferred tax valuation allowance of $2.4 million, as it is more likely than not that tax benefits related to investment losses recognized in the first quarter of 2009 will not be utilized to offset future taxable income. Net realized investment losses in the first quarter of 2008 of $27.8 million (net of related amortization and taxes) included $41.3 million of writedowns for securities we determined were subject to other-than-temporary declines in market values.

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
                                                                     Conseco (4)
                                                                   May 11, 2009

Sales Results
In addition to the sales of proprietary products, Bankers Life, through a partnership with Coventry, distributes Medicare PDP and PFFS plan through Bankers career agents.

At Bankers Life (career distribution), total NAP in 1Q09 was $94.5 million, down 18% from 1Q08 (total NAP, excluding PFFS, was $60.4 million, up 9 percent from 1Q08).

At Colonial Penn (direct distribution), total NAP was $12.3 million, down 29% from 1Q08. Excluding 1Q08 sales of $4.7 million from a PFFS test marketing program that was subsequently terminated, total NAP was down 4%.

At Conseco Insurance Group (independent distribution), total NAP was $14.8 million, down 10% from 1Q08 as sales continue to be repositioned to more profitable products.

Accounting Matters
Results for the first quarter of 2008 have been restated to reflect the operations of Senior Health Insurance Company of Pennsylvania as a discontinued operation resulting from the Transfer which was completed in the fourth quarter of 2008.

Effective January 1, 2009, we adopted FSP No. APB 14-1, "Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement)" ("FSP APB 14-1"). FSP APB 14-1 was required to be retrospectively applied to all periods presented. The impact on the first quarter of 2008, was to reduce previously reported earnings by $1.4 million, net of income taxes, or 1 cent per diluted share.

Conference Call
The company will host a conference call to discuss results today at 10:00 a.m. Eastern Daylight Time. The webcast can be accessed through the Investors section of the company's website as follows: http://investor.conseco.com. Listeners should go to the website at least 15 minutes before the event to register and download any necessary audio software. During the call, we will be referring to a presentation that will be available this morning through the investors section of the company's website.

About Conseco
Conseco, Inc.'s insurance companies help protect working American families /and seniors from financial adversity: Medicare supplement, long-term care, cancer, heart/stroke and accident policies protect people against major unplanned expenses; annuities and life insurance products help people plan for their financial futures. For more information, visit Conseco's web site at www.conseco.com.

-------------------------------------------------------------------------------

(1) Measured by new annualized premium, which includes 6% of annuity and 10% of single premium whole life deposits and 100% of all other premiums, PDP sales equal $210 per enrolled policy ($200 in 2008), PFFS sales equal $2,320 per enrolled policy ($2,250 in 2008).
(2) Management believes that an analysis of earnings or loss before net realized investment gains (losses), discontinued operations, corporate interest and taxes ("EBIT," a non-GAAP financial measure) provides a clearer comparison of the operating results of the company quarter-over-quarter because it excludes: (i) corporate interest expense; and (ii) net realized investment gains (losses) that are unrelated to the company's underlying fundamentals. A reconciliation of EBIT to Net Income applicable to common stock is provided in the table on page 2.
(3) Management believes that an analysis of Net income (loss) applicable to common stock before net realized investment gains or losses, discontinued operations, net of related amortization and income taxes, ("Net Operating Income," a non-GAAP financial measure) is important to evaluate the financial performance of the company, and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because realized investment gains or losses can be affected by events that are unrelated to the company's underlying fundamentals. A reconciliation of Net Operating Income to Net Income applicable to common stock is provided in the table on page 2. Additional information concerning this non-GAAP measure is included in our periodic filings with the Securities and Exchange Commission that are available in the "Investor - SEC Filings" section of Conseco's website, www.conseco.com.

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
                                                                    Conseco (5)
                                                                   May 11, 2009

(4) The calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments. The corresponding GAAP measures for debt-to-total capital and book value per common share were 45.2% and $8.61, respectively, at March 31, 2009, and 44.6% and $8.82, respectively, at December 31, 2008.
(5) Such amount includes a deferred tax valuation allowance of $2.4 million as it is more likely than not that tax benefits related to investment losses recognized in the first quarter of 2009 will not be utilized to offset future taxable income.
(6) Such amount excludes the portion of impairment losses on actively managed fixed maturities recognized in other comprehensive loss (net of related amortization and taxes) of $8.7 million for the three months ended March 31, 2009 (in accordance with the new accounting pronouncement, which we adopted effective January 1, 2009).

Cautionary Statement Regarding Forward-Looking Statements. Our statements, trend analyses and other information contained in this press release relative to markets for Conseco's products and trends in Conseco's operations or financial results, as well as other statements, contain forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by the use of terms such as "anticipate," "believe," "plan," "estimate," "expect," "project," "intend," "may," "will," "would," "contemplate," "possible," "attempt," "seek," "should," "could," "goal," "target," "on track," "comfortable with," "optimistic" and similar words, although some forward-looking statements are expressed differently. You should consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our results of operations, financial position, and our business outlook or they state other "forward-looking" information based on currently available information. Assumptions and other important factors that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, among other things: (i) general economic, market and political conditions, including the performance and fluctuations of the financial markets which may affect our ability to raise capital or refinance existing indebtedness and the cost of doing so; (ii) our ability to continue to satisfy the financial ratio and balance requirements and other covenants of our debt agreements; (iii) our ability to generate sufficient liquidity to meet our debt service obligations and other cash needs; (iv) our ability to obtain adequate and timely rate increases on our supplemental health products including our long-term care business; (v) the receipt of required regulatory approvals for dividend and surplus debenture interest payments from our insurance subsidiaries; (vi) mortality, morbidity, the increased cost and usage of health care services, persistency, the adequacy of our previous reserve estimates and other factors which may affect the profitability of our insurance products; (vii) changes in our assumptions related to the cost of policies produced or the value of policies in force at the effective date of our emergence from bankruptcy; (viii) the recoverability of our deferred tax asset and the effect of potential tax rate changes on its value; (ix) changes in accounting principles and the interpretation thereof; (x) our ability to achieve anticipated expense reductions and levels of operational efficiencies including improvements in claims adjudication and continued automation and rationalization of operating systems, (xi) performance and valuation of our investments, including the impact of realized losses (including other-than-temporary impairment charges); (xii) our ability to identify products and markets in which we can compete effectively against competitors with greater market share, higher ratings, greater financial resources and stronger brand recognition; (xiii) the ultimate outcome of lawsuits filed against us and other legal and regulatory proceedings to which we are subject; (xiv) our ability to complete the remediation of the material weakness in internal controls over our actuarial reporting process and to maintain effective controls over financial reporting; (xv) our ability to continue to recruit and retain productive agents and distribution partners and customer response to new products, distribution channels and marketing initiatives; (xvi) our ability to achieve eventual upgrades of the financial strength ratings of Conseco and our insurance company subsidiaries as well as the potential impact of ratings downgrades on our business; (xvii) the risk factors or uncertainties listed from time to time in our filings with the Securities and Exchange Commission; (xviii) regulatory changes or actions, including those relating to regulation of the financial affairs of our insurance companies, such as the payment of dividends and surplus debenture interest to us, regulation of financial services affecting (among other things) bank sales and underwriting of insurance products, regulation of the sale, underwriting and pricing of products, and health care regulation affecting health insurance products; and (xix) changes in the Federal income tax laws and regulations which may affect or eliminate the relative tax advantages of some of our products. Other factors and assumptions not identified above are also relevant to the forward-looking statements, and if they prove incorrect, could also cause actual results to differ materially from those projected. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement. Our forward-looking statements speak only as of the date made. We assume no obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

                                - Tables Follow -

                                                                    Conseco (6)
                                                                   May 11, 2009

                         CONSECO, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                              (Dollars in millions)

                                                                                               March 31,       December 31,
                                                                                                 2009              2008
                                                                                                 ----              ----
                                                                                              (unaudited)      (as adjusted)
ASSETS
Investments:
     Actively managed fixed maturities at fair value (amortized cost:
       March 31, 2009 - $18,538.0; December 31, 2008 - $18,276.3)........................     $15,396.8         $15,277.0
     Equity securities at fair value (cost: March 31, 2009 - $30.7;
       December 31, 2008 - $31.0)........................................................          32.5              32.4
     Mortgage loans......................................................................       2,140.5           2,159.4
     Policy loans........................................................................         361.3             363.5
     Trading securities..................................................................         280.3             326.5
     Securities lending collateral.......................................................         243.9             393.7
     Other invested assets ..............................................................         101.6              95.0
                                                                                              ---------         ---------

       Total investments.................................................................      18,556.9          18,647.5

Cash and cash equivalents - unrestricted.................................................         769.6             894.5
Cash and cash equivalents - restricted...................................................           4.5               4.8
Accrued investment income................................................................         312.5             298.7
Value of policies inforce at the Effective Date..........................................       1,425.5           1,477.8
Cost of policies produced................................................................       1,874.5           1,812.6
Reinsurance receivables..................................................................       3,155.3           3,284.8
Income tax assets, net...................................................................       2,068.6           2,047.7
Assets held in separate accounts.........................................................          17.0              18.2
Other assets.............................................................................         322.9             276.7
                                                                                              ---------         ---------

       Total assets......................................................................     $28,507.3         $28,763.3
                                                                                              =========         =========

LIABILITIES AND SHAREHOLDERS' EQUITY
  Liabilities:
     Liabilities for insurance products:
       Interest-sensitive products........................................................    $13,215.3         $13,332.8
       Traditional products...............................................................      9,864.3           9,828.7
       Claims payable and other policyholder funds........................................        987.8           1,008.4
       Liabilities related to separate accounts...........................................         17.0              18.2
     Other liabilities....................................................................        506.5             457.4
     Investment borrowings................................................................        758.3             767.5
     Securities lending payable...........................................................        256.4             408.8
     Notes payable - direct corporate obligations.........................................      1,310.5           1,311.5
                                                                                              ---------         ---------

       Total liabilities..................................................................     26,916.1          27,133.3
                                                                                              ---------         ---------

Commitments and Contingencies

Shareholders' equity:
     Common stock ($0.01 par value, 8,000,000,000 shares authorized, shares issued and outstanding:  March 31, 2009 - 184,758,758;
       December 31, 2008 - 184,753,758....................................................          1.9               1.9
     Additional paid-in capital...........................................................      4,105.6           4,104.0
     Accumulated other comprehensive loss.................................................     (1,840.5)         (1,770.7)
     Accumulated deficit..................................................................       (675.8)           (705.2)
                                                                                              ---------         ---------

       Total shareholders' equity.........................................................      1,591.2           1,630.0
                                                                                              ---------         ---------


       Total liabilities and shareholders' equity.........................................    $28,507.3         $28,763.3
                                                                                              =========         =========

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
                                                                    Conseco (7)
                                                                   May 11, 2009


                         CONSECO, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                  (Dollars in millions, except per share data)
                                   (unaudited)

                                                                                                 Three months ended
                                                                                                      March 31,
                                                                                                 ------------------
                                                                                                 2009          2008
                                                                                                 ----          ----
                                                                                                           (as adjusted)
Revenues:
    Insurance policy income.............................................................     $  782.8         $  785.1
    Net investment income (loss):
       General account assets...........................................................        308.6            310.0
       Policyholder and reinsurer accounts and other special-purpose portfolios.........        (18.0)           (26.0)
    Net realized investment gains (losses), excluding impairment losses.................         85.1             (4.3)
    Other-than-temporary impairment losses (1)..........................................        (92.0)           (41.3)
    Fee revenue and other income........................................................          3.0              4.0
                                                                                             --------         --------

       Total revenues...................................................................      1,069.5          1,027.5
                                                                                             --------         --------

Benefits and expenses:
    Insurance policy benefits...........................................................        753.5            767.7
    Interest expense....................................................................         23.2             30.8
    Amortization........................................................................        120.8            109.8
    Expenses related to debt modification...............................................          9.5              -
    Other operating costs and expenses..................................................        120.3            131.1
                                                                                             --------         --------

       Total benefits and expenses......................................................      1,027.3          1,039.4
                                                                                             --------         --------

       Income (loss) before income taxes and discontinued operations....................         42.2            (11.9)

Income tax expense (benefit):

    Tax expense (benefit) on period income..............................................         15.3             (4.2)
    Valuation allowance for deferred tax assets.........................................          2.4              -
                                                                                             --------         --------

       Income (loss) before discontinued operations.....................................         24.5             (7.7)

Discontinued operations, net of income taxes............................................          -                 .5
                                                                                             --------        ---------

    Net income (loss)...................................................................     $   24.5        $    (7.2)
                                                                                             ========        =========

Earning (loss) per common share:
     Basic:
       Weighted average shares outstanding..............................................  184,754,000      184,653,000
                                                                                          ===========      ===========

       Income (loss) before discontinued operations.....................................         $.13            $(.04)
       Discontinued operations..........................................................           -              -
                                                                                                 ----            -----

         Net income (loss)..............................................................         $.13            $(.04)
                                                                                                 ====            =====

    Diluted:
       Weighted average shares outstanding..............................................  184,756,000      184,653,000
                                                                                          ===========      ===========

       Income (loss) before discontinued operations.....................................         $.13            $(.04)
       Discontinued operations..........................................................           -                -
                                                                                                 ----            -----

         Net income (loss)..............................................................         $.13            $(.04)
                                                                                                 ====            =====

-------------
(1) The 2009 amount represents gross other-than-temporary impairments of $108.1 million less $16.1 million, which was recognized in other comprehensive loss.

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
                                                                    Conseco (8)
                                                                   May 11, 2009

                         CONSECO, INC. AND SUBSIDIARIES
                               COLLECTED PREMIUMS
                              (Dollars in millions)

                                                                                                   Three months ended
                                                                                                        March 31,
                                                                                                  ---------------------
                                                                                                  2009             2008
                                                                                                  ----             ----
Bankers Life segment:
  Annuity...............................................................................         $302.1            $228.7
  Supplemental health...................................................................          423.8             435.5
  Life..................................................................................           48.9              48.0
                                                                                                 ------            ------
  Total collected premiums..............................................................         $774.8            $712.2
                                                                                                 ======            ======
Colonial Penn segment:
  Life..................................................................................         $ 47.0            $ 42.9
  Supplemental health...................................................................            1.9               2.3
                                                                                                 ------            ------
  Total collected premiums.............................................................          $ 48.9            $ 45.2
                                                                                                 ======            ======
Conseco Insurance Group segment:
  Annuity...............................................................................         $ 19.5            $ 41.6
  Supplemental health...................................................................          146.2             158.5
  Life..................................................................................           64.4              71.9
                                                                                                 ------            ------
  Total collected premiums..............................................................         $230.1            $272.0
                                                                                                 ======            ======

          BENEFIT RATIOS ON MAJOR SUPPLEMENTAL HEALTH LINES OF BUSINESS

                                                                                                   Three Months Ended
                                                                                                        March 31,
                                                                                                 ----------------------
                                                                                                 2009              2008
                                                                                                 ----              ----
Bankers Life segment:
Medicare Supplement:
  Earned premium........................................................................    $165 million     $161 million
  Benefit ratio(a)......................................................................           70.2%            64.6%
PDP and PFFS:
  Earned premium........................................................................    $123 million     $119 million
  Benefit ratio(a)......................................................................           94.4%            93.9%
Long-Term Care:
  Earned premium........................................................................    $151 million     $156 million
  Benefit ratio(a)......................................................................          105.1%           111.6%
  Interest-adjusted benefit ratio (a non-GAAP measure)(b)...............................           68.6%            79.0%
Conseco Insurance Group (CIG) segment:
Medicare Supplement:
  Earned premium........................................................................     $47 million      $54 million
  Benefit ratio(a)......................................................................           67.3%            65.8%
Specified Disease:
  Earned premium........................................................................     $94 million      $92 million
  Benefit ratio(a)......................................................................           76.0%            81.7%
  Interest-adjusted benefit ratio (a non-GAAP measure)(b)...............................           42.2%            48.1%
Long-Term Care:
  Earned premium........................................................................     $8 million        $9 million
  Benefit ratio(a)......................................................................          210.1%           136.4%
  Interest-adjusted benefit ratio (a non-GAAP measure)(b)...............................          132.0%            66.4%

-----------------------------------------------------------------------------
(a) The benefit ratio is calculated by dividing the related product's insurance policy benefits by insurance policy income.
(b) The interest-adjusted benefit ratio (a non-GAAP measure) is calculated by dividing the product's insurance policy benefits less interest income on the accumulated assets backing the insurance liabilities by insurance policy income. Interest income is an important factor in measuring the performance of longer duration health products. The net cash flows generally cause an accumulation of amounts in the early years of a policy (accounted for as reserve increases), which will be paid out as benefits in later policy years (accounted for as reserve decreases). Accordingly, as the policies age, the benefit ratio will typically increase, but the increase in the change in reserve will be partially offset by interest income earned on the accumulated assets. The interest-adjusted benefit ratio reflects the interest income offset. Since interest income is an important factor in measuring the performance of these products, management believes a benefit ratio, which includes the effect of interest income, is useful in analyzing product performance. Additional information concerning this non-GAAP measure is included in our periodic filings with the Securities and Exchange Commission that are available in the "Investor - SEC Filings" section of Conseco's website, www.conseco.com.

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